Exhibit 23.3

Phone +65 6439 6000
Fax +65 6439 6001
ihsmarkit.com
8 Marina View
#12-01 Asia Square Tower 1
Singapore
018960

5 April 2021

ReNew Energy Global Limited

ReNew Hub, Commercial Block-I, Zone-6,

Golf Course Road, DLF City Phase-V

Gurugram 122009, India

Dear Sirs,

CONSENT OF IHS GLOBAL PTE LTD

We understand that ReNew Energy Global Limited (the “Company”) is filing a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) which contains a preliminary proxy statement / prospectus of RMG Acquisition Corporation II (the “Proxy Statement / Prospectus”) in connection with its proposed business combination with RMG Acquisition Corporation II (the “Proposed Business Combination”).

We hereby consent to the references to our name (including our marketing name “IHS Markit”) and the inclusion of the information, data and statements from the final industry report prepared by IHS Markit entitled, Project Nova: Industry Report, India’s Power and Renewables Sector dated 25 March 2021 (the “Data”), as well as the citation of the Data (i) in the Registration Statement and any amendments thereto, (ii) in the Proxy Statement / Prospectus, any amendments thereto, and any final or definitive versions thereof, (iii) in any written correspondences with the SEC, (iv) in any other future filings with the SEC or any other regulator solely to the extent that such future filings require any Data included in the Registration Statement or the Proxy Statement / Prospectus be incorporated by reference to the Registration Statement (collectively, the “SEC Filings”) provided that the filings are made no later than twelve (12) months from the date hereof; (vi) on the websites of the Company and its subsidiaries; and (vii) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination, and in other publicity materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Kind regards,

Ilke Karayigitoglu

Senior Director

IHS Global Pte Ltd | Registered in Singapore | Company Registration No. 201220096G	| 1
8 Marina View, #12-01 Asia Square Tower 1, Singapore 018960